NICHOLS RANCH URANIUM PROJECT
CAMPBELL & JOHNSON COUNTIES,
WYOMING
USA

43-101
MINERAL RESOURCE REPORT

PREPARED FOR:
URANERZ ENERGY CORPORATION

PREPARED BY:
Douglas Beahm, PE, PG
Andrew Anderson, PE, PG
BRS INC.

October 26, 2007
(Section 19 and Figure 5 ONLY)

List of Figures

Figure 1	Uranerz Powder River ISR Complex Location Map	Section 26
Figure 2	Uranerz Powder River ISR Complex Claim Map	Section 26
Figure 3	Geologic Map and Stratigraphic Column	Section 26
Figure 4	Conceptual Model of Uranium Roll Front Deposit	Section 26
Figure 5	Nichols Ranch EB Claims Mineralized Trends	Section 26
Figure 6	Cross Section A-A’ Nichols Ranch EB Claims	Section 26

SECTION 3                SUMMARY

The following report was prepared by BRS Inc. a Professional Engineering and Natural Resource Corporation duly licensed in the State of Wyoming, USA and co-authored by Douglas Beahm, P.E., P.G. and Andrew Anderson P.E., P.G. who are both Qualified Persons as defined by National Instrument 43-101. The report addresses the geology and uranium mineralization of the mineral holdings for Uranerz Energy Corporation’s (Uranerz) Powder River ISR Complex located in Sections 3, 4, 5, 8, 17, 20, 21, and 28, Township 43 North, Range 76 West; Sections 32 and 29, Township 44 North, Range 76 West, approximately 60 air miles northeast of Casper, Wyoming (refer to Figure 1, Uranerz Powder River ISR Complex Location Map). The claims are unpatented mining lode claims, include one state lease, and in total comprise some 12,000 acres. This report specifically addresses the geology, uranium mineralization and in-place mineral resources of the mineral holdings for the Nichols Ranch Project located in Sections 8 and 17, township 43 North, Range 76 West (refer to Figure 2, Uranerz Powder River ISR Complex Claim Map). Approximate Latitude 43o 42’ North and Longitude 106o 01’ West.

The host for known mineralization at the Nichols Ranch Project site is referred to as the A1, A2 and F sands of the Eocene Wasatch Formation. The Wasatch is a fluvial deposit composed of sandstones interlayered with claystones, siltstones, carbonaceous shales, and thin coals. The A sands are up to 50 feet thick, however, mineralization in any given hole seldom exceeds 15 feet. Uranium mineralization at the Nichols Ranch Project and other properties within the Uranerz Powder River ISR Complex are typical of the Wyoming Sandstone Roll-Front mineralization.

This report is a summary of mineral resources. Mineral resources are not mineral reserves and do not have demonstrated economic viability. The Nichols Ranch Project was explored from the late 1960’s through the mid 1980’s with the principal exploratory work and drilling completed by Cleveland Cliffs Iron Co.. Cleveland Cliffs Iron Co. conducted drilling on the lands currently held by Uranerz including the delineation of 3 trends of mineralization with drilling on 50 foot centers on 400 foot fences. Nichols Ranch has approximately 180 rotary drill holes and 3 core holes in total on the property. Mineral resource estimates are based on radiometric equivalent uranium grade as measured by the geophysical logs and verified by limited core drilling and chemical analyses.

The mineralization is drilled, approximately on fifty foot centers on four hundred foot fences for the A1 and A2 sands in the area. The drilling demonstrates continuity particularly along the A1 mineralized trend. Based on the drill density and the apparent continuity of the mineralization along trend the mineral resource estimate meets the criteria as indicated mineral resources under the CIM Standards on Mineral Resources and Reserves. Mineral resources are reported based on GT cutoffs of 0.10, 0.20 and 0.50. For reporting purposes the 0.20 cutoff is recommended and is thus highlighted in the mineral resource tabulations that follow. The F sand of Sec. 17 T43N R76W, has scattered drilling from which mineral resources may be estimated meeting the criteria as inferred mineral resources under the CIM Standards on Mineral Resources and Reserves. Inferred mineral resources for this area were calculated only at the 0.20 GT cutoff.

The data available for this evaluation is limited to data from the previous Cleveland Cliffs Iron Co. mineral holdings and additional drilling by Uranerz. Historical trend maps (Cleveland Cliffs Iron Co.) project the A1 and A2 sand mineralized trends across these areas. In addition, a mineralized trend in the shallower F sand is projected across Uranerz’s holdings based on a limited number of holes. The delineation drilling which comprises the majority of the available data does overlap to the F sand. Based on the historical projections of trend, there is the potential for mineralization along an additional trend length of 4,650 linear feet in the A sands and an additional trend length of 4,200 linear feet in the F sand adjacent and/or below the current areas of delineated mineral resources.

Readers are cautioned that while these historical projections of mineralized trends are considered relevant, the necessary work to verify these projections has not been done, and the reader should not rely on these projections.

Recommendations for the continuing exploration and development of this mineral resource include:

1.	Confirm and expand previous metallurgical studies and investigations including the collection of additional core samples for testing, utilizing an alkaline lixiviant. Estimated cost of $ 200,000.
2.	Confirm and expand previous hydrological investigation and studies including pump test data and determination of current ground water levels and quality. Estimated cost of $100,000.
3.	Complete Baseline studies and prepare ISR mining and restoration plans for submittal to state and federal regulatory agencies. Estimated cost $600,000.
4.	Complete a mineral reserve and economic feasibility study including preparation of a 43-101 compliant mineral reserve report.
5.

Evaluate the potential for developing the property as a satellite operation feeding existing facilities in the area and/or consolidating this property with other properties in the vicinity to support the capital investment of a new central processing facility.

6.	Test by drilling the potential mineralized trends within the horizons and at the locations indicated by historical data. Estimated cost of $500,000.
7.

Determine equilibrium conditions for each mineralized horizon by collecting and assaying representative core samples and comparing these results statistically to the radiometric data from the cored intervals. Estimated cost $50,000

No economic evaluation of the mineralization described herein was completed. Thus, the estimate that follows is solely a mineral resource estimate.

The current mineral resource estimate follows:

Indicated Mineral Resources

GT minimum	Pounds % eU3O8	Tons	Average Grade %eU3O8
0.10	2,527,230	1,349,114	0.097
0.20	2,238,257	1,042,247	0.109
0.50	1,396,860	429,010	0.163

Inferred Mineral Resources

GT minimum	Pounds % eU3O8	Tons	Average Grade %eU3O8
0.20	283,236	128,869	0.110

Historical mineral resource estimates for the Nichols Ranch Uranium Project have been previously released by Uranerz Energy Corporation. Refer to Uranerz Energy Corporation News Release titled, “Acquisition of Excalibur Wyoming Uranium Property”, dated January 12, 2006.

SECTION 4                INTRODUCTION AND TERMS OF REFERENCE

This report was prepared by BRS Inc. for Uranerz to address the geology, uranium mineralization and in-place mineral resources within Uranerz’s mineral holdings known as the Nichols Ranch Uranium Project. The Nichols Ranch Uranium Project was extensively explored from the late 1960’s through the mid 1980’s with the principal exploratory work and drilling completed by Cleveland Cliffs Iron Co.. Cleveland Cliffs Iron Co. conducted drilling on the lands currently held by Uranerz including the delineation of 3 trends with drilling on 50 foot centers on 400 foot fences along the A1 and A2 trends (approximately 117 rotary drill holes). Uranerz has completed 73 drill holes along with the completion of approximately 3 core holes on the property.

The data utilized as the basis of this evaluation and in the preparation of this report was acquired by Uranerz from primarily Excaliber Industries, a former owner of the Nichols Ranch property. Additional drilling as witnessed by the authors is currently being conducted on the property by Uranerz, with plans for further drilling during the summer of 2007. Drill intercept and location data was available for all of the approximately 117 drill holes reported by Cleveland Cliffs Iron Co..

This report was co-authored by:

  Douglas Beahm, a Professional Geologist licensed in Wyoming and Professional Engineer licensed in Wyoming, Colorado, Utah, and Oregon and a Registered Member of the US Society of Mining Engineers (SME). Mr. Beahm is experienced with uranium exploration and development and uranium mining including past employment with the Homestake Mining Company, Union Carbide Mining and Metals Division, and AGIP Mining USA. As a consultant and principal engineer of BRS Inc., Mr. Beahm has provided geological and engineer services relative to the development of mining permits for ISL operations in the Gas Hills and Powder River Basin. This experience spans a period of over thirty years dating back to 1974.
  Andrew Anderson, a Professional Geologist and Professional Engineer in Wyoming and a Registered Member of the US Society of Mining Engineers (SME). Working under Mr. Beahm’s direction, Mr. Anderson has provided geological and engineering services relative to numerous projects throughout Wyoming including site investigation, project design and permitting, and uranium resource estimation.

Andrew Anderson worked on the site on March 2nd 2007 where one drill hole was completed and logged on the property. The data from this drill hole was collected and interpreted in accordance with current accepted practices and verified the presence of mineralization within the A2 sand, and that helped define the location of the roll front within the A1 sand. Drill cuttings from previous drill holes completed by Uranerz were also inspected in the field along with the verification of five completed water monitoring wells. The site is accessed by good gravel and dirt roads that allow year round access. The property is located in an area of moderate topographic relief and has two dry drainages that run north to south across the property and connect to Cottonwood Creek less than a quarter mile down stream. See Photo 1.

Douglas Beahm worked within the Nichols Ranch project area during 1986 and 1987 completing surface mapping, radiometric surveys, and soils sampling.

Photo 1: Nichols Ranch March 2, 2007, view to the Southwest.

SECTION 5                RELIANCE ON OTHER EXPERTS

The author has relied on the accuracy of the historical data as itemized in Section 4 and various project reports as referenced in Section 23 of this report.

The location of the unpatented mining lode claims and state mineral leases, shown on Figure 2 (Claim Map), which form the basis of the mineral holdings, was provided by Uranerz and was relied upon as defining the mineral holdings of Uranerz in the development of this report.

SECTION 6                PROPERTY DESCRIPTION AND LOCATION

The planned Uranerz Powder River ISR Complex is located in Sections 3, 4, 5, 8, 17, 20, 21, and 28, Township 43 North, Range 76 West; Sections 32 and 29, Township 44 North, Range 76 West, approximately 60 air miles northeast of Casper, Wyoming (refer to Figure 1, Uranerz Powder River ISR Complex Location Map). Approximate Latitude 43o 42’ North and Longitude 106o 01’ West.

The claims shown on Uranerz Powder River ISR Complex Claim Map, Figure 2, were provided by Uranerz and represent the approximate location of unpatented mining lode claims and mineral leases held by Uranerz. The land surface consists of both private and state lands. The 579 unpatented mining lode claims, along with one state lease, in total comprise some 12,220 acres, as follows:

Property	Township	Range	No. Claims	~ Acreage
Nichols Ranch	T43N	R76W	33	660
Doughstick	T43N	R76W	45	900
Collins Draw	T42/43N	R76W	58	1160
State Lease	T43N	R76W	NA	640
North Rolling Pin	T43N	R76W	40	800
Hank	T43N	R75W	38	760
C-Line	T43N	R75W	40	800
Willow Creek	T44N	R76W	11	220
West North Butte	T44N	R76/75W	131	2620
East Nichols	T43N	R76W	70	1400
North Nichols	T43/44N	R76W	113	2260
TOTAL			579	12,220

The claims were located by Uranerz and are not known to have any encumbrances or royalties. The claims will remain the property of Uranerz provided they adhere to required filing and annual payment requirements with Campbell and Johnson Counties and the Bureau of Land Management (BLM). Legal surveys of unpatented claims are not required and to the author’s knowledge have not been completed. The state and private leases will remain in force so long as the terms of the leases are met.

There are no pre-existing mineral processing facilities or related wastes on the property. In order to conduct exploratory drilling of the property, the operator was required to obtain permits (License to Explore) from the State of Wyoming Department of Environmental Quality, Land Quality Division, (WDEQ/LQD) and mine development would require a number of permits depending on the type and extent of development, the major permit being the actual mining permit issued by the WDEQ/LQD. Mineral processing for uranium would require a source materials license from the US Nuclear Regulatory Commission (USNRC). To the author’s knowledge, there are no current environmental permits for the project area. However, baseline information would need to be developed to apply for both a WDEQ/LQD mining permit and a USNRC Source Materials License, including preparation of a Draft Environmental Statement.

SECTION 7

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

The Nichols Ranch Uranium Project is located within the Wyoming Basin physiographic province in the western portion of the Powder River Basin. The site is within the Pumpkin Buttes, a series of small buttes rising several hundred feet above the surrounding plains. The buttes are erosional remnants of the Tertiary White River Formation that is believed to have overlain the majority of the Powder River Basin. The volcanic tuffs in the White River Formation have been cited as the source of uranium in the basin (Davis, 1969).

The site is located at approximately Latitude 43o 42’ North and Longitude 106o 01’ West on the western side of the Powder River Basin. The area is a low lying plain, roughly 4,650 feet in elevation. Vegetation is characteristically sagebrush grassland with some pines on elevated terrain and some deciduous trees within drainages. There are two main ephemeral drainages at the site which are tributaries of Cottonwood Creek which drains to the Cheyenne River. Historically and currently the land is used for livestock grazing.

The site is located within the Pumpkin Buttes Mining District, which was the first commercial uranium production district in Wyoming. Uranium was first discovered in the Pumpkin Buttes in 1951. Intermittent production from some 55 small mines through 1967 produced 36,737 tons of ore containing 208,143 pounds of uranium (Breckenridge, Glass, Root, and Wendell, 1974). This early mining focused on shallow oxidized ores exploited by small open pit mines. The ore was generally transported to the Atomic Energy Commission (AEC) buying station in Edgemont, South Dakota. Modern mining in the district has focused on deeper reduced ores. Cogema’s Christensen Ranch and Iriguary Ranch insitu leach uranium mining areas and processing facilities are located within the Pumpkin Buttes Mining District, approximately 7 and 13 air miles respectively from Nichols Ranch. These mines have completed successful insitu mining and aquifer restoration in the Wasatch Formation.

The site is accessible via 2-wheel drive on existing county and/or private gravel and dirt roads by proceeding north approximately 10 miles from Wyoming Highway 387, approximately 12 miles west of the junction of Wyoming Highway 387 and Wyoming Highway 50. Electricity to the site would have to be brought in from the north approximately 1 mile.

SECTION 8                HISTORY

The Nichols Ranch property was originally part of a large exploration area encompassing Townships 33 through 50 North of Ranges 69 through 79 West, on the 6th principle meridian. In 1966, Mountain West Mines Inc. (MWM - now Excalibur Industries) began a successful drilling exploration program in this area. In 1967, MWM entered into an agreement with Cleveland-Cliffs Iron Company (CCI) for further exploration and option if the suitable resources were found. CCI exercised its option in 1976 with plans to begin underground mining operations in the vicinity of North Butte, approximately 6 and one-half miles northeast of Nichols Ranch. Changing economic conditions and the development of in-situ mining technology ended much of CCI’s interest in the area. By the late 1980’s they began selling select properties or allowing them to revert back to MWM.

Between 1968 and 1980 CCI drilled 117 holes and installed 3 water wells on the Nichols Ranch property. Texas Eastern Nuclear Inc. in 1985 completed limited drilling and exploration on the property and in early 1990’s Rio Algom Co. also completed limited drilling in the area. In December 2005, Uranerz Energy Corporation purchased the Nichols Ranch claims group as part of a 6 property agreement to option from Excalibur Industries. Uranerz then expanded the properties by staking additional claims in the immediate and surrounding areas.

Drill hole locations are shown on Figure 5, Nichols Ranch EB Claims Mineralized Trends. The drill map shows the collar locations and sum GT. All drilling was vertical and given the relatively shallow depth of most holes (less than 700 feet) down hole drift would be minimal.

SECTION 9                GEOLOGICAL SETTING

Geology

Surficial geology is shown on Figure 3, Geologic Map and Stratigraphic Column. The following figures display the mineralization in cross sectional and plan view.

Figure 4	Conceptual Model of Uranium Roll Front Deposit
Figure 5	Nichols Ranch EB Claims Mineralized Trends
Figure 6	Cross Section A-A’ Nichols Ranch EB Claims

Uranium mineral resources within and adjacent to the project are found in the Eocene Wasatch Formation. The Wasatch is a fluvial deposit composed of sandstones interlayered with claystones, siltstones, carbonaceous shales, and thin coals that overlies the Paleocene Fort Union Formation, another fluvial sedimentary unit. The coals mined in the Powder River Basin are found in the Fort Union Formation and regionally the Fort Union is also mined for uranium. Within the area, the Wasatch is overlain by the White River Formation. Within the project area, the White River is present and the Wasatch or younger Quaternary alluvial deposits are exposed at the surface (refer to Figure 3).

Cleveland Cliffs Iron Co. terminology (used in this report for consistency) for the stratigrpahic units within the Wasatch are as foll3ows;

The host sand units at Nichols Ranch are the A1, A2 and F Sands. The A sands are approximately 25 to 50 feet thick, however, the mineralization in any given hole rarely exceeds 15 feet. Mineralization in Section 17 ranges from 200 to 700 feet from the surface and averages approximately 550 feet deep.

Geohydrology

Ground water levels on the property vary with topography and are reported to be 60 feet deep to near surface in the alluvial valleys and up to 178 feet deep under adjacent ridges. Based on current field data the top of the F sand is at or near the water table in the southern areas of the property. Specifically in the S ½ of Section 17, T43N, R76W, the water table is 96 to 178 feet deep whereas the F sand is 60 to 100 feet deep. This is not a concern as all of the inferred mineralization in the F sand is below the water table in the north half of section 17.

Andrew Anderson worked on the site on March 2nd 2007 where one drill hole was completed and logged on the property. The data from this drill hole was collected and interpreted in accordance with current accepted practices and verified the presence of mineralization within the A2 sand, and that helped define the location of the roll front within the A1 sand. The property is located in an area of moderate topographic relief and has two dry drainages that run north south across the property and connect to Cottonwood Creek less than a quarter mile down stream.

During the field investigation, 5 wells were located and they are shown on Figure 5. Historical water levels were available for 3 of the 5 wells. Other wells on the property were searched for but either could not be located, or had been abandoned. Water level data for the 3 wells with comparable data follows.

  Well number MN-1 is located in the NW 1/4, SW 1/4, Section 17, T43N, R76W. Water level measurements taken in the 1980’s were 30 feet below the ground surface. Water level measured in 2006 was also 30 feet below the ground surface.
  Well number MN-2 is located in the SE 1/4, NW 1/4, Section 17, T43N, R76W. Water level measurements taken in the 1980’s averaged 158 feet below the ground surface. Water level measured in 2006 was 178 feet below the ground surface. This represents a lowering of approximately 20 feet.
  Well number MN-3 is located in the SW1/4, NE 1/4, Section 17, T43N, R76W. Water level measurements taken in the 1980’s was 79 feet below the ground surface. Water level measured in 2006 was 97 feet below the ground surface. This represents a lowering of approximately 18 feet.

Well number MN-1 shows essentially the same water level as measured in the past. In Section 17 water level does not impact suitability of the mineralization to ISR mining as the mineralized zones average 550 feet in depth as compared to water levels in the range of 30 to 160 feet.

Recommendations of this report include the confirmation and expansion of previous hydrological investigations and studies including conducting pump tests and determination of current ground water levels and quality.

SECTION 10                DEPOSIT TYPES

Uranium mineralization at the Nichols Ranch Uranium Project is typical of the Wyoming roll-front sandstone deposits as described by Granger and Warren (1979), Rackley (1972), and Davis (1969). Davis describes known uranium mineralization in the Powder River Basin as being “usually multiple ‘C’-shaped rolls distorted by variations in the gross lithology. The individual rolls range in thickness from two to 20 feet and may be several thousand feet in length.”

Figure 4 is a conceptual model of a typical roll front based on interpreted drill data from the project. Altered sands show the characteristic feldspar alteration and limonite/hematite staining. The unaltered sands are light gray with no limonite. Mineralized sands would be characteristically medium to dark gray.

SECTION 11                MINERALIZATION

Please note the following terminology is used in this report:

1.	GT is the grade thickness product.
2.	Grade is expressed as weight percent.
3.	eU3O8 means radiometric equivalent U3O8.

Uranerz’s mineral holdings in the Uranerz Powder River ISR Complex include Sections , 4, 5, 8, 17, 20, 21, and 28, Township 43 North, Range 76 West; Sections 32 and 29, Township 44 North, Range 76 West. Drill data from 180 drill holes is available. Of the total drilling completed in the vicinity, 180 rotary drill holes and 3 diamond core holes are located within Uranerz’s current mineral holding. The mineral resource estimate contained herein was based on 57 mineralized holes of which 50 contained mineralization in excess of the minimum .10 GT cutoff. A description of the basic parameters of the mineralization follows.

The data available for this evaluation was limited to data from the previous Cleveland Cliffs Iron Co. mineral holdings and additional drilling conducted by Uranerz. Historical trend maps (Cleveland Cliffs Iron Co.) project the A1 and A2 sand mineralized trends across these areas. In addition, a mineralized trend in the shallower F sand is projected across Uranerz’s holdings based on a limited number of holes drilled to sufficient depth to intercept the trend. Based on the historical projections of trend there is the potential for mineralization along an additional trend length of 4,650 linear feet in the A sands, and an additional trend length of 4,200 linear feet in the F sand.

Readers are cautioned that while these historical projections are considered relevant, the necessary work to verify these projections of mineralized trends has not been done, and the reader should not rely on these projections. It is recommended that mineralization be tested by drilling in the A and F horizons and at the locations indicated by historical trend maps.

Mineralization Thickness

Mineralized thickness ranges from 1 foot to 18 feet with an average thickness of mineralization, above 0.02% eU3O8, of approximately 6 feet.

Grade

Grade based on radiometric equivalent weight percent U3O8, eU3O8, ranges from 0.02 to 0.746 %eU3O8. Average grade is dependent upon cutoff assumptions. Mineral resource estimates, discussed in Section 19 of this report, were completed by contouring the Grade Thickness, GT. At GT cutoffs ranging from 0.10 to 0.50, average grade varies from 0.115 to 0.213 % eU3O8.

Width

Mineralization at Nichols Ranch, as discussed in this report is within the A and F sands, however, there are at least two sub-fronts within the A sand. The width of individual roll fronts varies from 50 to in excess of 400 feet with an average of approximately 100 feet. Overall at a GT cutoff of 0.20, the Nichols Ranch mineralization averages approximately 120 feet in width.

Trend Length

Sec 17 T43N R76W: A1 Sand
Mineralization in Section 17 T43N R76W, is limited to the west half of the section. The drill hole spacing is approximately 400 feet along trend and 50 feet perpendicular to trend with apparently continuous mineralization. Drilling in Section 17 is sufficient to define a mineralized trend along a length of approximately 11,800 feet within the A1 sand. The A1 sand is approximately 50 feet thick, however, the mineralization in any given hole rarely exceeds 18 feet. Mineralization ranges from 423 to 713 feet from the surface and averages approximately 545 feet deep.

Sec 17 T43N R76W: A2 Sand
Mineralization in Section 17 T43N R76W, is limited to the west half of the section. The drill hole spacing is approximately 400 feet along trend and 50 feet perpendicular to trend with apparently continuous mineralization. Drilling in Section 17 is sufficient to define a mineralized trend along a length of approximately 5,800 feet within the A2 sand. The A2 sand is approximately 50 feet thick, however, the mineralization in any given hole rarely exceeds 9 feet. Mineralization ranges from 433 to 655 feet from the surface and averages approximately 529 feet deep.

Sec 17 T43N R76W: F Sand
Drilling in the F sand is scattered with small portions drilled on 200 foot centers near mineralized holes. Overall, very little of the area has been drilled on 200 foot centers and the remainder essentially unexplored. Historical data indicates the presence of mineralized trends on this property. There is one area with sufficient drilling density to infer mineral resources.

Summary

As is typical for roll front mineralization, grade, thickness, and width are expected to vary along the trend. The interpreted mineralized trend, shown on Figure 5 is based on drill data. Given the density of drill data and the apparent continuity of the mineralization along trend the mineral resource estimate, herein, meets the criteria as indicated mineral resources under the CIM Standards on Mineral Resources and Reserves for all areas except the F Sand where mineralization meets the standards of inferred mineral resources.

SECTION 12                EXPLORATION

Data available for the preparation of this report are historic as developed by previous owners of the property. Uranerz has conducted its own exploration of the property. The relevant exploration data for the current property are the drill data as previously discussed and as represented graphically in the various figures of this report. These data demonstrate that mineralization is present on the property and define its three dimensional location. The drill data are dominantly based on interpretation of downhole geophysical logs typically consisting of natural gamma, resistivity, and SP (Spontaneous Potential). Resistivity and SP were utilized for defining lithology and correlating the logs (Refer to Figure 6 for geologic cross sections). Geophysical logging was dominantly completed by Goodwell, Inc. owned logging trucks. Industry standard practice would include calibration of the logging trucks routinely at Department of Energy facilities. Data in the possession of Uranerz includes approximately 100% of the total original geophysical and lithologic logs.

Doug Beahm has completed training in the interpretation of geophysical logging data and received certification of same on November 19, 1976 from the Century Geophysical Corporation. The author reviewed the log interpretations from numerous drill holes. The data is considered reliable.

Also, included in Uranerz’s database are the results of chemical analyses from 3 core holes. Testing of the core was completed by Energy Laboratories, Inc for Uranerz. The review of these data, along with available core and assay data was the basis of the evaluation of equilibrium conditions provided in Section 20 of this report.

SECTION 13                DRILLING

Data available for the preparation of this report includes historic data developed by previous owners of the property. In addition, Uranerz has conducted its own exploration of the property. Drilling was dominantly rotary drilling, data from 180 holes are available along with data from 3 core holes completed on the property for confirmation of radiometric equilibrium. Radiometric equilibrium is assumed for this property based on geologic factors and the available data and is discussed in Section 20.

The dip of the host formation is approximately flat to 2-3 degrees to the northeast. Drilling was conducted vertically. A slight variation from vertical is expected but will not impact interpreted mineralized thickness nor would a slight variation in horizontal location impact the mineral resource estimate.

SECTION 14                SAMPLING METHOD AND APPROACH

As previously discussed in Sections 12 and 13, standard methods of the industry were utilized at the time of data collection. The majority of the data available was from geophysical logs. The great majority of original geophysical and lithologic logs were available. Historic core and/or drill samples are not available for review, but the authors did have access to the core holes completed by Uranerz. The historic data for this project was developed by a US company intent on developing the property as a production center. The data are considered accurate and reliable for the purposes of completing a mineral resource estimate.

SECTION 15                SAMPLE PREPARATION, ANALYSIS, AND SECURITY

The majority of the data available is of a historic nature. As previously discussed in Section 14, the data is considered accurate and reliable for the purposes of completing a mineral resource estimate for the property.

SECTION 16                DATA VERIFICATION

The radiometric drill data was posted on 1”=200’ drill maps and included depth to the top of the mineralized intercept, thickness of mineralization, grade of mineralization, and depth of hole. Data entry was checked and confirmed. Drill hole locations were digitized from 1”=200’ drill maps to create a coordinate list and then plotted. The resultant drill maps were then checked and confirmed by overlaying with digitally scanned versions of the original maps. Radiometric log interpretation was checked by the author for available logs, and, as previously discussed, geophysical log interpretation followed standard methods.

SECTION 17                ADJACENT PROPERTIES

Within a 7 miles radius of Nichols Ranch Uranerz holds mineral rights to over 11,500 acres which are planned for development as part of the Nichols Ranch Project. These lands are within the Pumpkin Buttes Mining District and have the potential for mineralization in the Wasatch Formation. Some of these properties are within or adjacent to areas of known mineralization and/or past production. The following table summarizes Uranerz’s land holding in the vicinity of Nichols Ranch. Refer to Figure 1 and 2.

Property	Township	Range	No. Claims	~ Acreage
Doughstick	T43N	R76W	45	900
Collins Draw	T42/43N	R76W	58	1160
State Lease	T43N	R76W	NA	640
North Rolling Pin	T43N	R76W	40	800
Hank	T43N	R75W	38	760
C-Line	T43N	R75W	40	800
Willow Creek	T44N	R76W	11	220
West North Butte	T44N	R76/75W	131	2620
East Nichols	T43N	R76W	70	1400
North Nichols	T43/44N	R76W	113	2260
TOTAL			546	11,560

This report does not address these adjacent properties within the planned Uranerz Powder River ISR Complex. Internal Uranerz and/or historical reports for these adjacent properties report the following (Brown, 2005, 2006, 2007; and Berglund 2006, 2007):

Cautionary Statement:

The following resource estimates as quoted in the subsequent table are based on data and reports obtained and/or prepared by Uranerz or previous operators. Work necessary to independently verify the classification of the mineral resource estimates in accordance with National Instrument 43-101, verified by a qualified person, and in compliance with CIM standards has not been completed. These historical estimates should not be relied upon.

Historic Resource Estimates – “Measured + Indicated”

Property	Tons	Pounds	Average Grade %eU308
Doughstick	86,120	115,400	0.067
Collins Draw	318,392	566,738	0.089
North Rolling Pin	597,863	656,643	0.053
Hank	723,583	1,345,865	0.093
Willow Creek	346,047	411,807	0.060
West North Butte	774,824	2,293,478	0.148
East Nichols	Not Available	Not Available	Not Available
North Nichols	Not Available	Not Available	Not Available

Cautionary Statement:

The following resource estimates as quoted in the subsequent table are based on data and reports obtained and/or prepared by Uranerz or previous operators. Work necessary to independently verify the classification of the mineral resource estimates in accordance with National Instrument 43-101, verified by a qualified person, and in compliance with CIM standards has not been completed. Further, Inferred Mineral Resources, even if verified independently to 43-101 standards, are considered too speculative geologically to have economic considerations applied to them in accordance with CIM standards. These historical estimates should not be relied upon.

Historic Resource Estimates – “Inferred”

Property	Tons	Pounds	Average Grade %eU308
Doughstick	779,625	1,039,500	0.067
Collins Draw	466,264	828,000	0.089
North Rolling Pin	316,439	313,398	0.050
Hank	282,026	524,568	0.093
Willow Creek	203,196	222,616	0.055
West North Butte	1,020,391	3,021,867	0.148
C-Line	Not Available	Not Available	Not Available
East Nichols	Not Available	Not Available	Not Available
North Nichols	Not Available	Not Available	Not Available

Data available for the preparation of this report is historic data developed by previous owners of the property. Uranerz is in the process of conducting its own exploration and development drilling on the properties. The drilling program was observed by one of the authors on March 2nd 2007 when one hole was completed. This hole validated the adjacent historic holes in the area. The data from this drill hole was collected and interpreted in accordance with current accepted practices and verified the presence of mineralization within the A2 sand and helped define the location of the roll front within the A1 sand. Drill cuttings from previous drill holes completed by Uranerz were also inspected in the field along with the verification of five completed water monitoring wells.

The authors have no material interest in the subject property or adjacent properties.

SECTION 18                MINERAL PROCESSING AND METALLURGICAL TESTING

Initial metallurgical testing of core samples from Nichols Ranch were completed by Energy Laboratories, Inc. and the results summary dated December 13, 2006. The evaluation included 3 separate core samples. With this limited sample set, the test results on equilibrium were inconclusive. Arsenic, iron, manganese, molybdenum, selenium, and vanadium total metals were also tested and were in normal ranges within this limited dataset.

As the Nichols Ranch Uranium Project moves toward development, a 43-101 mineral reserve report should be developed that, as a minimum, conducts metallurgical studies and evaluates recovery with an alkaline lixiviant.

In addition, for the evaluation of mining the Nichols Ranch mineralization via insitu leaching, the results of previous hydrological investigations and studies, including pump test data and determination of current ground water levels and quality, should be completed.

Insitu mining of uranium has been successfully completed in the Wasatch Formation within the Pumpkin Buttes District by Cogema at their Irigary and Christensen Ranch properties within 7 and 13 air miles respectively from Nichols Ranch. Two Pilot plants are also in the area near Collins Draw and are shown on Figure 2. Available data indicates that the Nichols Ranch mineralization may be exploitable by similar methods.

SECTION 19                MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

No economic evaluation of the mineralization described herein was completed. Thus, the estimate that follows is solely a mineral resource estimate. Mineral resources are not mineral reserves and do not have demonstrated economic viability. Previous estimates assumed mining by insitu leach methods. The mineralization has reasonable concentrations and its location is defined by drilling in three dimensions.

Infrastructure at the site is dominantly related to local oil, gas, and coal bed methane development. The site is located only 10 miles north of Wyoming Highway 387, and 12 miles west of the junction of Wyoming Highway 50. The proximity of the site to paved roads will be beneficial with respect to transportation of equipment, supplies, personnel and products to and from the site. Cleveland Cliffs Iron Company established 3 water supply/monitoring wells on site to support its exploration activities in the 1970’s and 1980’s. Electrical power and natural gas transmission lines are located within or immediately adjacent to the site. Thus, the basic infrastructure necessary to support an ISR mining operation, power, water and transportation, is located within reasonable proximity of the site. Typical ISR mining operations also require a disposal well for limited quantities of fluids that cannot be returned to the production aquifers. Commonly oil and gas wells within aquifers that have been or can be condemned for public use are utilized for such purposes. Although not investigated as part of this report, oil and gas wells, both abandoned and producing, are located in the immediate vicinity of the site and nearby ISL operations such as Cogema’s Christensen Ranch and Irigary Mines have disposal wells.

With regard to the socioeconomic and political environment, Wyoming mines have produced over 200 million pounds of uranium from both conventional and ISL mine and mill operations. The state is ranked as the number one US producer of uranium since 1994. Current Wyoming uranium production is from ISL mining operations in the Powder River Basin in reasonable proximity of the property. Wyoming is generally favorable to mine developments provided established environmental regulations are met, refer to “Wyoming Politicians, Regulators Embrace Uranium Miners With Open Arms” (Finch, 2006).

In order to conduct exploratory drilling of the property, Uranerz obtained permits (License to Explore) from the State of Wyoming Department of Environmental Quality and the BLM. Mine development will require a number of permits depending on the type and extent of development, the major permit being the actual mining permit issued by the State of Wyoming Department of Environmental Quality, Land Quality Division. Mineral processing for uranium will require a source materials license from the US Nuclear Regulatory Commission. Wyoming rules and regulations regarding ISL and conventional mining of uranium have been in place for more that twenty years and state regulators are experienced with the permitting of new operations, regulation of active operations, and the regulatory processes related to decommissioning of operations. There are no pre-existing mining and/or mineral processing facilities or related wastes on the property which may encumber it.

Uranium mining in Wyoming is subject to property and mineral severance taxation. Mineral severance tax for uranium was most recently addressed by Wyoming under House Bill 15 (HB 15): “Severance Tax – Uranium”, 2003 General Session. In 1991, the Wyoming legislature enacted a severance tax break that exempted uranium production from all severance tax as long as the price of uranium remained below $17 per pound. HB 15 set the maximum severance tax on uranium production at 4% to be phased in at a rate of 1% for each increase in price of $2 per pound. At current uranium prices, the 4% severance tax would apply. At the federal level profit from mining ventures is taxable at corporate income tax rates. However, for mineral properties, depletion tax credits are available on a cost or percentage basis, whichever is greater. For uranium the percentage depletion tax credit is 22%, which is among the highest for mineral commodities (IRS Pub. 535).

The following mineral resource estimates were completed by Andrew Anderson, PE, PG, Geological Engineer, BRS Inc.

Assumptions

1.	Radiometric equilibrium was assumed; see Section 20.
2.

A unit weight of 129 pounds per cubic foot or 15.5 cubic feet per ton was assumed, based on core testing completed by Uranerz and historically documented for other deposits in the project area (Hazen Research. Inc, 1980).

The A1 and A2 sand mineralization is drilled on approximately fifty foot centers across the mineralized trends on 400 foot fences. The drilling demonstrates continuity particularly along the A1 mineralized trend. Based on the drill density and the apparent continuity of the mineralization along trend, the mineral resource estimate meets the criteria as indicated mineral resources under the CIM Standards on Mineral Resources and Reserves. Mineral resources are reported based on GT cutoffs of 0.10, 0.20 and 0.50. For reporting purposes the 0.20 cutoff is recommended and is thus highlighted in the mineral resource tabulations that follow.

Methods

Sec 17 T43N R76W A Sands

A1 sand

As shown on Figure 5, mineralization is defined by drilling. There is mineralization within the A1 sand of the Eocene Wasatch Formation. Drilling in Sections 7, 8, 17, and 18 is sufficient to define a mineralized trend along a length of approximately 14,100 feet within the A1 sand. The sand is approximately 50 feet thick, however, the mineralization in any given hole rarely exceeds 15 feet. Mineralization ranges from 423 to 713 feet from the surface and averages approximately 545 feet deep. Within the distinct A1 sand mineralized zone, individual intercepts were combined to represent the GT for the hole within that zone. The location of the mineralized zone was taken to be the top of the mineralization. The drill data was then summarized and contoured by GT ranges; the contained pounds of uranium were calculated by multiplying the measured areas by GT; total tonnage was calculated by contouring thickness; tonnage by GT range was estimated based on the ratio of GT areas to total tonnage; and the results summed.

Summary of Indicated Mineral Resources – Sec 17 T43N R76W A1 Sand

GT	Pounds	Tons	Average Grade
minimum	eU3O8		% eU3O8
0.10	1,927,640	1,120,721	0.086
0.20	1,724,101	853,515	0.101
0.50	1,176,596	367,686	0.160

A2 sand

As shown on Figure 5, mineralization is defined by drilling. Mineralization is within the A2 sand of the Eocene Wasatch Formation. Drilling in Sections 7, 8, 17, and 18 is sufficient to define a mineralized trend along a length of approximately 7,800 feet within the A2 sand. The sand is approximately 50 feet thick, however, the mineralization in any given hole rarely exceeds 9 feet. Mineralization ranges from 433 to 655 feet from the surface and averages approximately 529 feet deep. Within the distinct A2 sand mineralized zone, individual intercepts were combined to represent the GT for the hole within that zone. The location of the mineralized zone was taken to be the top of the mineralization. The drill data was then summarized and contoured by GT ranges; the contained pounds of uranium were calculated by multiplying the measured areas by GT; total tonnage was calculated by contouring thickness; tonnage by GT range was estimated based on the ratio of GT areas to total tonnage; and the results summed.

Summary of Indicated Mineral Resources – Sec 17 T43N R76W A2 Sand

GT	Pounds	Tons	Average Grade
minimum	eU3O8		% eU3O8
0.10	599,590	228,393	0.131
0.20	514,156	188,732	0.136
0.50	220,264	61,324	0.180

Sec. 17 T43N R76W F Sand

As shown on Figure 6, mineralization is not well defined by drilling. Drilling in the F Sand is scattered with small portions drilled on 50 foot centers near mineralized holes. Overall, approximately half of the area is drilled on 400 foot centers and the remainder essentially unexplored. Mineralization is within the F sand of the Eocene Wasatch

Formation. The hole spacing is sparse and mineralization appears to be discontinuous. Based on drilling, a total trend length of approximately 3050 feet can be projected for the F sand. Mineralization in Section 17 is up to 293 feet deep and averages approximately 240 feet deep. Within the F sand distinct mineralized zone, individual intercepts were combined to represent the GT for the hole within that zone. The location of the mineralized zone was taken to be the top of the mineralization. The drill data was then summarized and contoured by GT ranges; the contained pounds of uranium were calculated by multiplying the measured areas by GT; total tonnage was calculated by contouring thickness; tonnage by GT range was estimated based on the ratio of GT areas to total tonnage; and the results summed.

There is one area within the F sand with sufficient drilling density to infer mineral resources. Estimates at a .20 GT cutoff for the area of more closely spaced drilling yield the following:

Summary of Inferred Mineral Resources Sec. 17 T43N R76W F Sand

Area	Pounds	Tons	Average Grade
	eU3O8		% eU3O8
F Sand	283,236	128,869	0.110

Summary of Estimated Mineral Resources

Economics, mining method, and recovery will dictate the appropriate cutoff grade and/or GT to be applied to the in-the-ground mineral resources. The 0.10 GT cutoff estimates were reported to assess the total mineral resource. The 0.20 cutoff is more appropriate for current insitu leach operations and is recommended for reporting purposes. The 0.50 GT cutoff was employed to highlight the areas of strongest mineralization. Based on these criteria, the following indicated and inferred mineral resources are estimated:

Indicated Mineral Resources

GT minimum	Pounds % eU3O8	Tons	Average Grade %eU3O8
0.10	2,527,230	1,349,114	0.097
0.20	2,238,257	1,042,247	0.109
0.50	1,396,860	429,010	0.163

Inferred Mineral Resources

GT minimum	Pounds % eU3O8	Tons	Average Grade %eU3O8
0.20	283,236	128,869	0.110

SECTION 20                OTHER RELEVANT DATA AND INFORMATION

Radiometric Equilibrium

The great majority of the data available for estimation of mineral resources is radiometric geophysical logging data from which the uranium content is interpreted. Radiometric equilibrium conditions may affect the grade and spatial location of uranium in the mineralization. Generally, an equilibrium ratio (Radiometric eU3O8 to Chemical U3O8) is assumed to be 1, i.e. equilibrium is assumed. For the Nichols Ranch Uranium Project, only limited data is available for the evaluation of radiometric equilibrium. However, given the depth and geohydrologic conditions, it is reasonable to assume radiometric equilibrium for this evaluation.

It is recommended that in future assessments of mineral resources and/or reserves, additional data relative to radiometric equilibrium be developed and equilibrium be evaluated for each potential mining area by elevation with respect to the water table.

SECTION 21                INTERPRETATION AND CONCLUSIONS

This report summarizes the mineral resources within the property known as the Nichols Ranch Uranium Project and held via unpatented mining lode claims by Uranerz Energy Corporation. It was the objective of this report to complete the estimate of mineral resources, and that objective was met. The available data does define a mineralization specifically within the A1 and A2 sands of the Wasatch Formation in Section 17, T43N, R76W. Mineralization is defined by drilling and the mineral resource estimate meets the CIM definitions for an inferred mineral resource.

SECTION 22                RECOMMENDATIONS

The following recommendations are appropriate as the property moves toward development.

1.	Confirm and expand previous metallurgical studies and investigations, including the collection of additional core samples for testing, utilizing an alkaline lixiviant. Estimated cost of $ 200,000.
2.	Confirm and expand previous hydrological investigation and studies, including pump test data and determination of current ground water levels and quality. Estimated cost of $100,000.
3.	Complete Baseline studies and prepare ISR mining and restoration plans for submittal to state and federal regulatory agencies. Estimated cost $600,000.
4.	Complete a mineral reserve and economic feasibility study including preparation of a 43-101 compliant mineral reserve report.
5.

Evaluate the potential for developing the property as a satellite operation feeding existing facilities in the area and/or consolidating this property with other properties in the vicinity to support the capital investment of a new central processing facility.

6.	Test by drilling the potential mineralized trends within the horizons and at the locations indicated by historical data. Estimated cost of $500,000.
7.

Determine equilibrium conditions for each mineralized horizon by collecting and assaying representative core samples and comparing these results statistically to the radiometric data from the cored intervals. Estimated cost $50,000

SECTION 23                REFERENCES

Previous Reports:

Brown, Kurtis, Uranerz Report, August, 2005, “North Butte Uranium Ore Reserve Estimate on the Shook, Don, & Uranerz Claims”.

Brown, Kurtis, Uranerz Report, February, 2006, “Geology and Uranium Reserves, Nichols Ranch Claims, Wyoming”.

Berglund, Al, March 31, 2006, “Willow Creek Project, Uranium Resource Estimation”.

Berglund, Al, March 2, 2007, “North Rolling Pin Project, Uranium Resource Estimation”.

Brown, Kurtis, Uranerz Report, April, 2006, “Geology and Uranium Reserves, Hank Claims, Wyoming”.

Brown, Kurtis, Uranerz Report, September, 2006, “Geology and Uranium Reserves of the Collins Draw Claims, Pumpkin buttes, Wyoming”.

Brown, Kurtis, Uranerz Report, January, 2007, “Geology and Uranium Reservs of the Doughstick, Pumkin Buttes, Wyoming”.

Hazen Research. Inc., 1980, Analysis of North Butte Core and Composites, Table 1, Internal Report

Publication Cited:

Breckenridge, Roy M., Glass, Gary B., Forrest, K. Root, and Wendell, William G., 1974, “Geologic Map Atlas and Summary of Land, Water, and Mineral Resources, Campbell County, Wyoming”, Published by the Geological Survey of Wyoming.

Davis, James F., 1969 “Uranium Deposits of the Powder River Basin”, Contributions to Geology, Wyoming Uranium Issue, University of Wyoming.

Dowers, Dan W., 1979, “Uranium Resources of the Powder River Basin”, Proceedings of the Third Annual Uranium Seminar, Wyoming Mining and Metals Section of the AIME, Casper, Wyoming.

Finch, James, March 7, 2006, “Wyoming Politicians, Regulators Embrace Uranium Miners with Open Arms”, Stock Interview.com.

Granger, H. C. and Warren, C. G. (USGS), 1979, “Zoning in the altered tongue with roll-type uranium deposits”, IAEA-SM-183/6.

Green, Gregory N., and Drouillard, Patricia H., 1994, The Digital Geologic Map of Wyoming in ARC/INFO Format: U. S. Geologic Survey Open-File Report 94-0425. (Original mapping by Love and Christiansen, 1985)

HB 15: Severance Tax – Uranium 2003 General Session, State of Wyoming, USA.

IRS, 2004, Publication 535, Business Expenses.

Rackley, R. I., 1972, “Environment of Wyoming Tertiary Uranium Deposits”, AAPG Bulletin Vol. 56, No. 4.

SECTION 24                CERTIFICATIONS

I Douglas L. Beahm, P.E., P.G., do hereby certify that:

1.	I am the principal owner and president of BRS Inc., 1225 Market, Riverton, Wyoming 82501.
2.	I graduated with a Bachelor of Science degree in Geological Engineering from the Colorado School of Mines in 1974.
3.	I am a licensed Professional Engineer in Wyoming, Colorado, Utah, and Oregon, and a licensed Professional Geologist in Wyoming.
4.	I have worked as an engineer and a geologist for a total of 33 years.
5.

I have read the definition of “qualified person” set out in National Instrument 43- 101 and certify that by reason of my education, professional registration, and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.`

6.	I am responsible for the preparation of the Technical Report entitled “Nichols Ranch Uranium Project”, Campbell and Johnson Counties, Wyoming, dated October 26, 2007.
7.	I have prior working experience on the property as stated in the report.
8.

I am not aware of any material fact or material change with respect to the subject matter of this Technical Report that would affect the conclusions of this report that is not reflected in the Technical Report.

9.	I am independent of the issuer applying all of the tests in NI 43-101.
10.	I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with same.
11.	I consent to the filing of the Technical Report with any stock exchange and other regulatory authority.

Signed an Sealed
October 26, 2007

“Douglas L. Beahm”

Douglas L. Beahm, PE, PG

I Andrew C. Anderson, P.E., P.G., do hereby certify that:

1.	I am a geological engineer of BRS Inc., 1225 Market, Riverton, Wyoming 82501.
2.	I graduated with a Bachelor of Science degree in Geological Engineering from the Colorado School of Mines in 1999.
3.	I am a licensed Professional Engineer in Wyoming, and a licensed Professional Geologist in Wyoming.
4.	I have worked as an engineer and a geologist for a total of 5 years.
5.

I have read the definition of “qualified person” set out in National Instrument 43- 101 and certify that by reason of my education, professional registration, and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

6.	I am responsible for the preparation of the Technical Report entitled “Nichols Ranch Uranium Project”, Campbell and Johnson Counties, Wyoming, dated October 26, 2007.
7.	I have prior working experience on the property as stated in the report.
8.

I am not aware of any material fact or material change with respect to the subject matter of this Technical Report that would affect the conclusions of this report that is not reflected in the Technical Report.

9.	I am independent of the issuer applying all of the tests in NI 43-101.
10.	I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with same.
11.	I consent to the filing of the Technical Report with any stock exchange and other regulatory authority.

Signed and Sealed
October 26, 2007

“Andrew C. Anderson”

Andrew C. Anderson, PE, PG

SECTION 25                ADDITIONAL REQUIREMENTS FOR TECHNICAL REPORTS ON
                                      DEVELOPMENT PROPERTIES AND PRODUCTION PROPERTIES

NOT APPLICABLE TO THIS PROPERTY

SECTION 26                ILLUSTRATIONS

COUNTY LINE
T&R LINE
SECTION LINE
MAJOR ROADS
SECONDARY ROADS
TWO TRACK ROADS
PROJECT AREA BOUNDARY
12,000 0 6,000 12,000
1 inch = 12,000 ft.
URANERZ POWDER RIVER ISR COMPLEX PROJECT AREA
TOWN OF WRIGHT
T44N R77W
T44N R76W
T44N R75W
T44N R74W
T44N R73W
T43N R77W
T43N R76W
T43N R75W
T43N R74W
T43N R73W
T43N R72W
T42N R77W
T42N R76W
T42N R75W
T42N R74W
T41N R77W
T41N R76W
T41N R75W
T41N R74W
Christensen Road
State Highway 50
State Highway 59
State Highway 387
Douglas
Brown Road
Bozeman Trail
Casper
JOHNSON COUNTY
CAMPBELL COUNTY
NATRONA COUNTY
CONVERSE COUNTY
MONTANA
IDAHO
UTAH
NORTH DAKOTA
NEBRASKA
COLORADO
PARK
BIG HORN
SHERIDAN
CROOK
JOHNSON
CAMPBELL
WESTON
TETON
WASHAKIE
HOT SPRINGS
PROJECT AREA
FREMONT
NATRONA
WYOMING
CONVERSE
NIOBRARA
SUBLETTE
LINCOLN
SWEETWATER
CARBON
PLATTE
GOSHEN
UINTA
ALBANY
LARAMIE
VICINITY MAP
NOT TO SCALE
BRS

NICHOLS RANCH URANIUM PROJECT
43-101 MINERAL RESOURCES REPORT
JOHNSON & CAMPBELL COUNTIES, WYOMING

Uranerz Powder River ISR Complex Location Map

FIGURE 1

LAST PLOT DATE: 3/31/07

T44N R76W
T44N R75W
T43N R76W
T43N R75W
T42N R76W
CHRISTENSEN RANCH
WEST NORTH BUTTE
NICHOLS RANCH
HANK
NICHOLS RANCH PROJECT AREA EB CLAIMS
PILOT PLANT
DOUGHSTICK
STATE LEASE S36
PILOT PLANT
COLLINS DRAW
JOHNSON COUNTY
CAMPBELL COUNTY
CLAIM BLOCK
T&R LINE
SECTION LINE
PROJECT AREA BOUNDARY
6,000 0 3,000 6,000
1 inch = 6,000 ft.

Uranerz Powder River ISR Complex Claim Map

SCALE: 1"=6000' | DRAWN BY: C. SHAW | DATE 1/30/07 | CHECKED: | APPROVED:

DWG. NO. FIGURE 2 | REV.

NICHOLS RANCH URANIUM PROJECT
43-101 MINERAL RESOURCES REPORT
JOHNSON & CAMPBELL COUNTIES, WYOMING

NO. | REVISION DATE: DATE-REV | DATE | BY | ISSUED FOR | DATE | BY

LAST PLOT DATE: 3/31/07
CAD FILENAME: CLAIM FIG_2

BRS ENGINEERING

T44N R76W
T44N R75W
T43N R76W
T43N R75W
T42N R76W
T42N R75W
Tw
Twr
Pumpkin Buttes
JOHNSON COUNTY
CAMPBELL COUNTY

PROJECT AREA
COUNTY LINES
TOWNSHIP LINES
SECTION LINES
Key to Geologic Formations
White River Formation Twr
Wasatch Formation Tw
GRAPHIC SCALE
8,000 0 4,000 8,000 16,000
1 inch = 8,000ft.

ERA	PERIOD	EPOCH	
CENOZOIC		PLEISTOCENE	POST-OLIGOCENE UNITS REMOVED BY EROSION
	TERTIARY	PLIOCENE	
		MIOCENE	
		OLIGOCENE	WHITE RIVER FORMATION
		EOCENE	WASATCH FORMATION
		PALEOCENE	FORT UNION FORMATION
MESOZOIC	CRETACEOUS	LANCE FORMATION	
		FOX HILLS FORMATION	
		MESAVERDE (WEST SIDE OF BASIN) OTHER CRETACEOUS UNITS CLOVERLY FORMATION AND INYAN KARA GROUP	

WASATCH FORMATION
F SAND
A2 SAND
A1 SAND

NOT TO SCALE

NICHOLS RANCH URANIUM PROJECT
43-101 MINERAL RESOURCES REPORT
JOHNSON & CAMPBELL COUNTIES, WYOMING

GEOLOGIC MAP & STRATIGRAPHIC COLUMN

FIGURE 3

LAST PLOT DATE: 3/31/07
CAD FILENAME: GEOLOGY FIG_3
DRAWN BY: C. SHAW
DATE: 1/30/07

FIGURE 4

CONCEPTUAL MODEL OF URANIUM ROLL FRONT DEPOSIT AS APPLIED TO THE NICHOLS RANCH PROJECT

EXAMPLE HOLE
TE-3
EXAMPLE HOLE
U07N-24
EXAMPLE HOLE
UO7N-28
Gamma CPS
Gamma CPS
Gamma CPS
Non-permeable (Aquatard)
Semi-permeable Rocks
Permeable Rocks
Regionally Reduced
Oxidized Core
Roll Front
Groundwater Flow
Semi-permeable Rocks
Non-permeable (Aquatard)

Barren Interior	Ore Zone	Protore Zone
Strong Alteration	649'-8.0'-0.40% eU_3O_8	Unaltered Sandstone
633.5'-2.0'-0.04% eU_3O_8	(Depth Top Ore-Thickness-Grade)	635'-Trace% eU_3O_8
662'-6.5'-0.266% eU_3O_8	Thick, High Grade, Mineralization	(Depth Top Ore-Thickness-Grade)
(Depth Top Ore-Thickness-Grade)		Low Grade Mineralization
Thin, Weak, Mineralization		

Not To Scale

These example drill holes are shown along with other drill holes on Figure 6, Cross Section A-A'. Mineralization is present in the A1 sand. The total distance spanned by these three holes is approximately 200 feet. Hole TE-3 shows thinner mineralization and the sandstone is altered and has a sum GT of 1.73. Hole UO7N-24 is at or near the mineralized front and has a sum GT of 3.20. Hole UO7N-28 contains very low grade mineralization and the sandstone is unaltered or weakly altered. Hole UO7N-28 contained less than 0.05 % eU3O8.

A-A' CROSS SECTION
T43N R76W
S7 S8
S18 S17
A1 SAND TREND
A2 SAND TREND
F SAND TREND
S19 S20
S18 S17
A1 SAND SUM GT
Color Range Beg. Range End
0.20 0.25
0.25 0.30
0.30 0.40
0.40 0.50
0.50 0.75
0.75 1.00
1.00 1.25
1.25 1.50
1.50 2.00
2.00 3.00
3.00 4.00
4.00 5.00
5.00 6.00
6.00 8.00
A2 GT SAND SUM GT
Color Range Beg. Range End
0.20 0.25
0.25 0.30
0.30 0.40
0.40 0.50
0.50 0.75
0.75 1.00
1.00 1.25
1.25 1.50
1.50 2.00
2.00 3.00
3.00 4.00
4.00 5.00
5.00 6.00
6.00 8.00
U06-73 — DRILL HOLE
— F SAND TREND
— CLAIM BLOCK LINE
— SECTION LINE
500 0 250 500
1 inch = 500 ft.

NICHOLS RANCH EB CLAIMS MINERALIZED TRENDS

SCALE: 1"=500'	DATE	DWG. NO.		REV.
DRAWN BY: C. SHAW	9/13/07	FIGURE 5		
CHECKED:				
APPROVED:				

NICHOLS RANCH URANIUM PROJECT
43-101 MINERAL RESOURCES REPORT
JOHNSON & CAMPBELL COUNTIES, WYOMING

NO.	REVISION DATE: 9/13/07	DATE	BY	ISSUED FOR	DATE	BY

LAST PLOT DATE: 9/13/07
CAD FILENAME: ORE_TREND_FIG_5_ACA_9/13/07

BRS